CONSENT OF INDEPENDENT CERETIFIED PUBLIC ACCOUNTANTS'

We hereby consent to the inclusion in Form SB-2 Amendment No. 9 of our auditors' report dated May 10, 2001, relating to the financial statements of Commercial Concepts, Inc. as of February 28, 2001 and for the year then ended which appears inthe such Form SB-2 and to the reference to our firm included in such experts section. in such Form SB-2.

/s/ Christensen & Duncan, CPA's LC

CHRISTENSEN & DUNCAN, CPA'S LC
Certified Public Accountants
Salt Lake City, Utah
June 12, 2001